Exhibit 99.1

Surface Oncology Announces SRF617 and SRF388 Will Advance to Combination and Expansion Stages of Ongoing Phase 1 Clinical Trials

Both programs have successfully escalated to dose levels demonstrating pharmacodynamic activity without dose-limiting toxicities

Detailed clinical data for each program to be presented at a medical conference in the first half of 2021

CAMBRIDGE, Mass., November 13, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that both of its lead clinical programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27), have achieved predefined criteria for advancement into combination and expansion stages of the ongoing Phase 1 trials. These criteria include safety, successful escalation to a biologically relevant dose, target engagement and meaningful pharmacodynamic activity in the ongoing Phase 1 trials.

“As we initiated the Phase 1 clinical trials just eight months ago, we are extremely pleased with the progress both of our lead product programs have made to date,” said Jeff Goater, chief executive officer. “With the updates announced today, both SRF617 and SRF388 are well-positioned to advance into the key next stages of the ongoing trials in the coming months and ultimately deliver meaningful clinical benefits to patients suffering with cancer.”

“We are very encouraged by these data and our clinical progress to date with SRF617 and SRF388,” said Rob Ross, M.D., chief medical officer. “Both of these programs are highly innovative, next-generation immunotherapies with the potential to provide novel treatment options to patients with cancer. We look forward to advancing each of these programs into the next stage of the ongoing Phase 1 studies and presenting detailed clinical updates at a medical conference in the first half of 2021.”

SRF617 Highlights:

•The open label, Phase 1/1b clinical trial of SRF617 was initiated in March 2020 and is enrolling patients with a variety of advanced solid tumors. Summary results from nine patients treated across three dose levels (20 mg, 70 mg, and 200 mg intravenously every two weeks) include:
◦No dose limiting toxicities have been observed and SRF617 has been well-tolerated.
◦Target occupancy on B cells has increased in a dose-dependent manner, and importantly, within the 200 mg cohort, the goal of meaningful, sustained target occupancy has been achieved. Surface Oncology has already demonstrated that target occupancy is directly correlated with CD39 enzymatic inhibition.
◦Prolonged stable disease (>5 months) has been seen in one patient with NSCLC who had progressed on prior anti-PD-1 treatment.
•While dose escalation will continue because of the lack of dose-limiting toxicities, SRF617 has achieved a dose that supports advancement of the program into the planned combination expansion cohorts (additional details provided below). We anticipate that the combination cohorts will likely begin enrolling in late 2020.
•Surface Oncology plans to present detailed initial clinical results from the ongoing Phase 1/1b trial of SRF617 at a medical conference in the first half of 2021.

•In May 2020, Surface Oncology announced a clinical collaboration with Merck (NYSE: MRK) to evaluate the safety and efficacy of combining SRF617 with Merck’s KEYTRUDA® (pembrolizumab), the first anti-PD-1 therapy approved in the United States. This combination will be studied as a future component of the ongoing first-in-human Phase 1/1b study of SRF617 and will be evaluated in patients with solid tumors, with a focus on patients with gastric cancer and those who have developed resistance to checkpoint inhibition — both areas of high unmet need.
•In addition, as part of the clinical development plan, Surface Oncology will initiate SRF617 combinations with gemcitabine and abraxane in patients with pancreatic cancer and SRF617 in combination with AB928, an A2A/A2B small molecule inhibitor, in clinical collaboration with Arcus Biosciences (NYSE: RCUS) in patients with prostate cancer.

SRF388 Highlights:

•The open label, Phase 1 clinical trial of the first-in-class antibody SRF388 was initiated in April 2020 and is enrolling patients with a variety of advanced solid tumors. Summary results from nine patients treated across five dose levels (0.003, 0.03, 0.1, 0.3 and 1 mg/kg intravenously every four weeks) include:
◦No dose limiting toxicities have been observed and SRF388 has been well tolerated.
◦While dose escalation will continue because of the lack of dose-limiting toxicities, SRF388 has already achieved maximal inhibition of the IL-27 signaling pathway at the 0.3mg/kg dose, as measured in whole blood from patients treated on the trial.
◦Planned monotherapy Phase 2 expansion cohorts in liver cancer and kidney cancer are on track to begin enrolling patients in the first half of 2021.
◦Prolonged stable disease (>6 months) has been noted in one patient with kidney cancer, who had progressed on prior anti-PD-1 treatment. Notably, kidney cancer is one of the predefined indications of interest for SRF388 based on clear demonstration of pathway activation in clinical samples. No patients with liver cancer have been enrolled in the dose escalation portion of the trial to date.
•Surface Oncology plans to present detailed initial clinical results from the ongoing Phase 1 trial of SRF388 at a medical conference in the first half of 2021.
•The clinical development plan for SRF388 is based on compelling translational research that indicates that IL-27 is upregulated and functional in both kidney cancer and liver cancer. This work is supported in part by a study presented at the 2020 American Association for Cancer Research Annual Meeting demonstrating that high levels of IL-27 correlate strongly with the risk of developing liver cancer. The presentation can be found here.
•SRF388 recently received Orphan Drug designation and Fast Track designation for the treatment of hepatocellular carcinoma from the FDA.

About SRF617:

SRF617 is a fully human antibody designed to inhibit the enzymatic activity of CD39, allowing for a dual mechanism of action to promote anti-tumor immunity via reduction of immunosuppressive adenosine in addition to increasing levels of immunostimulatory ATP. A substantial body of research supports a role for CD39 in allowing cancer to evade immune responses. For example, in gastric cancer, immune cells within the tumor often express high levels of CD39, which may impair an overall anti-cancer immune response even in the presence of an anti-PD-1 antibody. In preclinical studies, SRF617 has exhibited strong affinity for and inhibition of CD39, the ability to reduce adenosine and increase ATP levels and anti-tumor activity both as a single agent and in combination with multiple therapeutic agents.

About SRF388:

SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including liver and kidney cancer, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. SRF388 targets the rate-limiting p28 subunit of IL-27, and preclinical studies have shown that treatment with SRF388 blocks the immuno-suppressive biologic effects of IL-27, resulting in immune cell activation in combination with other cancer therapies and potent anti-tumor effects as a monotherapy. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping identify patients most likely to respond to SRF388.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting PVRIG, also known as CD112R (SRF813)), or depleting regulatory T cells (via targeting CCR8 (SRF114)). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350